SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported):  December 1, 2003

                       SOURCE DIRECT HOLDINGS, INC.
            (Exact Name of Registrant as Specified in Charter)


NEVADA                             333-69414           98-0191489
(State or Other Jurisdiction       (Commission         (IRS Employer
of Incorporation)                  File Number)        Identification No.)

2345 North Woodruff Avenue, Idaho Falls, Idaho         83401
(Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code:  (877) 529-4114

ITEM 5.  OTHER EVENTS

New Vice-President of Sales

     On December 1, 2003, the board of directors appointed Gordon Sage as Vice-President of Sales. Mr. Sage is sixty-two years old and has worked for us since October 2003. Since October 2003 he has been a consultant to our company to secure the placement of the company's products in retail accounts. He has also been involved in establishing a pricing list and product information. He has been responsible for hiring brokers and consultants to market our products. Since October 2003 he has devoted approximately 90% of his time to the business of Source Direct. Since June 1995 he has also been a regional sales manager for LifeSmart Nutrition Inc., a vitamin marketing company.

     Mr. Sage owns 250,000 shares, or less than one percent, of the 69,281,400 shares of our common stock outstanding at April 16, 2003. He owns no options, warrants, or other securities convertible into our common stock.

     We have no employment or consulting agreement with Mr. Sage. Since December 1, 2003, we have paid Mr. Sage a monthly base salary of $2,500.
He is also entitled to an agreed commission on sales of any of our products by him or his brokers based on the "sell-in price" of the products. He is also entitled to reimbursement of travel expenses which have been pre-approved by us. We have also agreed with him to negotiate and enter into a definitive employment agreement prior to June 1, 2004, which would supercede the currant arrangements and would include employee stock options, executive salary, and other benefits as negotiated.

New Executive Vice-President

     On April 13, 2004, the board of directors appointed Kevin Arave, a director and our secretary/treasurer, as Executive Vice-President with first seniority over any other vice-presidents.

Issuance of Shares

     On or about March 22, 2004, we sold 1,600,000 shares of restricted common stock at $0.094 per share to Mark E. Miller and Dennis N. Miller for gross proceeds of $150,000. The purchasers own Marden, Inc., an entity with whom we have an existing product distribution agreement. As a result of the issuance of these shares, at April 16, 2004, we had outstanding 69,281,400 shares of common stock.

Cancellation of G.Group Distribution Agreement

     On April 21, 2004, we notified the G.Group LTD of the cancellation of the Distribution Agreement dated December 2, 2003. The G.Group had originally anticipated that it would be able to provide purchase orders for our Stain Pen product with approximately 800 independent drugstores, but has failed to do so. The agreement provides that cancellation be preceded by notice given sixty days prior to termination. Thus, the cancellation of the agreement will be effective June 20, 2004. No purchase orders have been received through the efforts of the G.Group, and management does not anticipate receiving such orders prior to the effective date of termination.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Source Direct Holdings, Inc.

Date: April 21, 2004               By /s/ Deren Z.  Smith
                                      Deren Z. Smith, President




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